UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):                 August 25, 2005
WEATHERFORD INTERNATIONAL LTD.
(Exact name of registrant as specified in charter)

Bermuda	1-31339	98-0371344
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

515 Post Oak Boulevard
Suite 600
Houston, Texas		77027
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (713) 693-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a material definitive agreement.
On August 25, 2005, we entered into a 364-Day Revolving Credit Agreement with UBS AG, Bank of America, N.A. and Morgan Stanley Senior Funding, Inc. Under this agreement, we may borrow up to $1.2 billion outstanding at any time to fund the previously announced redemption of our Zero Coupon Convertible Senior Debentures due 2020, our previously announced acquisition of the Energy Services and International Contract Drilling divisions of Precision Drilling Corporation and for certain possible refinancings. The facility matures August 23, 2006, and is subject to mandatory prepayments if we undertake certain types of capital markets transactions or if we replace our existing $500 million general purpose revolving credit facility with a general purpose revolving credit facility with greater borrowing capacity.
A copy of the 364-Day Revolving Credit Agreement is attached as Exhibit 4.1 to this filing.
Item 2.03 Creation of a direct financial obligation.
On August 29, 2005, we borrowed $240 million under the 364-Day Revolving Credit Agreement to pay a portion of the redemption price for our Zero Coupon Convertible Senior Debentures due 2020. Our expected annual interest rate on this borrowing is approximately 4.0%.
Item 7.01 Regulation FD Disclosure.
On August 29, 2005, we redeemed all of our remaining outstanding Zero Coupon Convertible Senior Debentures due 2020. On August 26, 2005, an aggregate of $367,388,000 principal amount at maturity of these debentures were tendered for conversion, at the option of the holders, into an aggregate of approximately 3,672,000 of our common shares. We redeemed the remaining $531,571,000 aggregate principal amount at maturity. At the redemption price of $642.91, the aggregate redemption cost to us was $341.8 million. We funded $240 million of that amount through a borrowing on our 364-Day Revolving Credit Agreement and the remaining $101.8 million with available cash.
Item 9.01. Financial Statements and Exhibits

(c)	Exhibit

4.1	364-Day Revolving Credit Agreement, dated as of August 25, 2005, among Weatherford International Ltd. and Weatherford Liquidity Management Hungary Limited Liability Company, as Borrowers, Weatherford International, Inc., as Guarantor, and UBS AG, Bank of America, N.A. and Morgan Stanley Senior Funding, Inc (including form of Promissory Note thereunder).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEATHERFORD INTERNATIONAL LTD.

Dated: August 29, 2005	/s/ LISA W. RODRIGUEZ

Lisa W. Rodriguez
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX
Exhibit No.	Description

4.1	364-Day Revolving Credit Agreement, dated as of August 25, 2005, among Weatherford International Ltd. and Weatherford Liquidity Management Hungary Limited Liability Company, as Borrowers, Weatherford International, Inc., as Guarantor, and UBS AG, Bank of America, N.A. and Morgan Stanley Senior Funding, Inc (including form of Promissory Note thereunder).